East West Bancorp, Inc.
135 N. Los Robles Ave., 7th Fl.
Pasadena, CA 91101
Tel. 626.768.6000

NEWS RELEASE

EAST WEST BANCORP REPORTS NET INCOME FOR FIRST QUARTER OF 2025
OF $290 MILLION AND DILUTED EARNINGS PER SHARE OF $2.08; RECORD QUARTERLY REVENUE, FEE INCOME, AND LOANS

Pasadena, California – April 22, 2025 – East West Bancorp, Inc. (“East West” or the “Company”) (Nasdaq: EWBC), parent company of East West Bank, reported its financial results for the first quarter of 2025. First quarter 2025 net income was $290 million, or $2.08 per diluted share. Returns on average assets were 1.56%, returns on average common equity were 15.0%, and returns on average tangible common equity1 were 15.9%. Book value per share grew 3% quarter-over-quarter and 14% year-over-year.

“East West reported record loans, revenue, and fee income in the first quarter, generating a nearly 16% return on average tangible common equity1,” said Dominic Ng, Chairman and Chief Executive Officer. “Net interest margin expanded 11 basis points quarter-over-quarter driven by our focus on deposit cost optimization, resulting in over $600 million of net interest income this quarter. This performance was complemented by 8% quarter-over-quarter growth in fee income, driven by strong customer activity across the board,” said Ng.

“Credit performance strengthened in the first quarter, with net charge-offs of $15 million or 12 basis points of total loans and both nonaccrual loans and nonperforming assets decreasing. Nonetheless, we bolstered our allowance for loan losses to a prudent level of 1.35% of loans,” continued Ng.

“East West continues to operate from a position of strength. Our diversified balance sheet, strong capital levels, and industry-leading profitability position us to support our customers in any economic environment. These core business strengths provide us with the flexibility to capitalize on opportunities,” concluded Ng.

FINANCIAL HIGHLIGHTS

	Three Months Ended		Quarter-over-Quarter Change
($ in millions, except per share data)	March 31, 2025	December 31, 2024	$	%

Total Revenue (FTE)	$693	$677	$16	2%
Pre-tax, Pre-provision Income[2]	441	427	14	3
Net Income	290	293	(3)	(1)
Diluted Earnings per Share	$2.08	$2.10	$(0.02)	(1)
Book Value per Share	$57.54	$55.79	$1.75	3
Tangible Book Value per Share[1]	$54.13	$52.39	$1.74	3%
Return on Average Assets	1.56%	1.55%	—	1 bp
Return on Average Common Equity	14.96%	15.08%	—	-12 bps
Return on Average Tangible Common Equity[1]	15.92%	16.07%	—	-15 bps
Total Stockholders’ Equity to Assets Ratio	10.41%	10.17%	—	24 bps
Tangible Common Equity Ratio[1]	9.85%	9.60%	—	25 bps
Total Assets	$76,165	$75,976	$189	0%

[1] Return on average tangible common equity, tangible book value per share, and tangible common equity ratio are non-GAAP financial measures. See reconciliation of GAAP to non-GAAP measures in Table 11.

[2] Pre-tax, pre-provision income is a non-GAAP financial measure. See reconciliation of GAAP to non-GAAP financial measures in Table 10.

BALANCE SHEET

•Assets – Total assets were $76.2 billion as of March 31, 2025, an increase of $0.2 billion from $76.0 billion as of December 31, 2024. Year-over-year, total assets grew $5.3 billion, or 7%, from $70.9 billion as of March 31, 2024.

First quarter 2025 average interest-earning assets of $72.7 billion were up $0.5 billion, or 1%, from $72.2 billion in the fourth quarter, primarily reflecting a $0.9 billion increase in average available-for-sale (“AFS”) debt securities and a $0.1 billion increase in average total loans outstanding, partly offset by a $0.5 billion decrease in average interest-bearing cash and deposits with banks.

•Loans – Total loans were $54.3 billion as of March 31, 2025, an increase of over $0.5 billion from $53.7 billion as of December 31, 2024. Year-over-year, total loans were up $2.2 billion, or 4%, from $52.0 billion as of March 31, 2024.

•Deposits – Total deposits were $63.1 billion as of March 31, 2025, a decrease of $0.1 billion from $63.2 billion as of December 31, 2024, reflecting deposit optimization to further reduce cost. Noninterest-bearing deposits made up 24% of total deposits as of March 31, 2025. Year-over-year, total deposits increased $4.5 billion, or 8%, from $58.6 billion as of March 31, 2024.

First quarter 2025 average deposits of $62.6 billion increased $0.7 billion from the fourth quarter of 2024, primarily reflecting growth in average money market, time, savings, and noninterest-bearing demand deposits.

•Capital – As of March 31, 2025, stockholders’ equity was $7.9 billion, up 3% quarter-over-quarter. The total stockholders’ equity to assets ratio was 10.41% as of March 31, 2025, compared with 10.17% as of December 31, 2024.

Book value per share was $57.54 as of March 31, 2025, up $1.75, or 3% quarter-over-quarter. As of March 31, 2025, tangible book value per share3 was $54.13, up $1.74, or 3% quarter-over-quarter.

East West’s regulatory capital ratios are well in excess of regulatory requirements for well-capitalized institutions, and well above regional bank averages.

CAPITAL STRENGTH

The following table presents capital metrics as of March 31, 2025, December 31, 2024 and March 31, 2024.

EWBC Capital
($ in millions)	March 31, 2025 (a)(b)	December 31, 2024 (b)	March 31, 2024 (b)
Risk-Weighted Assets (“RWA”) (c)	$55,366	$54,942	$53,448
Risk-based capital ratios:
Total capital ratio	15.63%	15.58%	14.84%
CET1 capital ratio	14.32%	14.27%	13.53%
Tier 1 capital ratio	14.32%	14.27%	13.53%
Leverage ratio	10.46%	10.42%	10.05%
Total stockholders’ equity to assets ratio	10.41%	10.17%	9.91%
Tangible common equity ratio (d)	9.85%	9.60%	9.31%

(a)The Company’s March 31, 2025 regulatory capital ratios and RWA are preliminary.
(b)The Company has applied the 2020 Current Expected Credit Losses (“CECL”) transition provision in the December 31, 2024 and March 31, 2024 regulatory capital ratio calculations. The CECL transition provision permits certain banking organizations to exclude from regulatory capital the initial adoption impact of CECL, plus 25% of the cumulative changes in the allowance for credit losses under CECL for each period until December 31, 2021, followed by a three-year phase-out period in which the aggregate benefit is reduced by 25% in 2022, 50% in 2023 and 75% in 2024. The CECL transition is no longer in effect as of March 31, 2025.
(c)Under regulatory guidelines, on-balance sheet assets and credit equivalent amounts of derivatives and off-balance sheet items are assigned to one of several broad risk categories based on the nature of the obligor, or, if relevant, the guarantor or the nature of any collateral. The aggregate dollar value in each risk category is then multiplied by the risk weight associated with that category. The resulting weighted values from each of the risk categories are aggregated for determining total RWA.
(d)Tangible common equity ratio is a non-GAAP financial measure. See reconciliation of GAAP to non-GAAP measures in Table 11.

[3] Tangible book value per share is a non-GAAP financial measure. See reconciliation of GAAP to non-GAAP measures in Table 11.

OPERATING RESULTS

First Quarter Earnings – First quarter 2025 revenue was a record $692 million, up $17 million, or 2% quarter-over-quarter, driven in part by record quarterly noninterest income. Pre-tax, pre-provision income4 totaled $441 million in the first quarter, up $14 million or 3% quarter-over-quarter. First quarter 2025 net income was $290 million or $2.08 per diluted share.

First Quarter 2025 Compared to Fourth Quarter 2024

Net Interest Income and Net Interest Margin

Net interest income totaled $600 million in the first quarter, an increase of $13 million, or 2%, from $588 million in the fourth quarter of 2024. Net interest margin (“NIM”) was 3.35%, an increase of 11 basis points from the fourth quarter.
•The average loan yield was 6.39%, down 11 basis points from the prior quarter. The average interest-earning asset yield was 5.76%, down 8 basis points from the prior quarter.
•The average cost of funds was 2.64%, down 23 basis points from the prior quarter. The average cost of interest-bearing deposits was 3.34%, a 29 basis point decrease from the prior quarter.

Noninterest Income

Noninterest income totaled a record $92 million in the first quarter, an increase of $4 million, or 4% from $88 million in the fourth quarter. Fee income5 of $88 million increased $7 million, or 8%, from $81 million in the prior quarter.
•Wealth management fees increased $4 million quarter-over-quarter, reflecting higher customer activity.
•Customer derivative income increased $2 million in the first quarter, reflecting higher customer activity.
•Lending fees were up $1 million in the first quarter, primarily reflecting higher syndication activity.
•Commercial and consumer deposit-related fees grew nearly $1 million quarter-over-quarter, primarily reflecting higher commercial payments and cash management fee income.
•Foreign exchange income decreased $1 million in the first quarter.

Noninterest Expense

Total noninterest expense was $252 million in the first quarter, which included $16 million in tax credit and Community Reinvestment Act (“CRA”) investment amortization. Total operating noninterest expense was $236 million, an increase of $6 million, or 3% quarter-over-quarter, including $4 million of net other real estate owned (“OREO”) write-downs.
•Compensation and employee benefits were $146 million, an increase of approximately $7 million, or 5% quarter-over-quarter, primarily related to seasonal factors.
•Deposit account expense was $9 million, a decrease of $2 million, or 17% quarter-over-quarter, driven primarily by lower rates and balances in certain accounts.
•Occupancy and equipment expense was $16 million, a decrease of $1 million, or 4% quarter-over-quarter.
•Deposit insurance premiums and regulatory assessments were $10 million, a $4 million increase reflecting a $3 million reversal of Federal Deposit Insurance Corporation (“FDIC”) Special Assessment-related expense in the prior quarter.
•The efficiency ratio was 36.4% in the first quarter, compared with 36.9% in the prior quarter.

TAX RELATED ITEMS

First quarter 2025 income tax expense was $101 million, and the effective tax rate was 25.8%, compared with income tax expense of $63 million and 17.6% in the fourth quarter of 2024, reflecting lower pre-tax income and the timing of certain renewable energy tax credit investments that were closed and placed into service in the prior quarter.

[4] Pre-tax, pre-provision income is a non-GAAP financial measure. See reconciliation of GAAP to non-GAAP financial measures in Table 10.
[5] Fee income includes commercial and consumer deposit-related fees, lending fees, foreign exchange income, wealth management fees, and customer derivative income. Refer to Table 3 for additional fee and noninterest income information.

ASSET QUALITY

As of March 31, 2025, the credit quality of our loan portfolio remained solid.
•Nonperforming assets decreased $12 million to $182 million as of March 31, 2025, from $194 million as of December 31, 2024. The nonperforming assets ratio was 0.24% of total assets as of March 31, 2025, down 2 basis points from the prior quarter.
•Net OREO balances decreased $6 million quarter-over-quarter to $29 million, compared with $35 million for the fourth quarter of 2024.
•First quarter 2025 net charge-offs were $15 million, or annualized 0.12% of average loans held-for-investment (“HFI”), compared with $64 million, or annualized 0.48% of average loans HFI, for the fourth quarter of 2024.
•The criticized loans ratio increased 11 basis points quarter-over-quarter to 2.29% of loans HFI as of March 31, 2025, compared with 2.18% as of December 31, 2024. Criticized loans increased $72 million quarter-over-quarter to $1.2 billion as of March 31, 2025. The quarter-over-quarter change primarily reflects increases related to commercial real estate and residential mortgage loans.
•The special mention loans ratio increased 8 basis points quarter-over-quarter to 0.91% of loans HFI as of March 31, 2025, compared with 0.83% as of December 31, 2024, while the classified loans ratio increased 3 basis points to 1.38%.
•The allowance for loan losses increased to $735 million, or 1.35% of loans HFI, as of March 31, 2025, compared with $702 million, or 1.31% of loans HFI, as of December 31, 2024, driven primarily by changes in the impact of the economic forecast.
•First quarter 2025 provision for credit losses was $49 million, compared with $70 million in the fourth quarter of 2024.

DIVIDEND PAYOUT AND CAPITAL ACTIONS

East West’s Board of Directors has declared the second quarter 2025 dividend for the Company’s common stock. The common stock cash dividend of $0.60 per share is payable on May 16, 2025 to shareholders of record as of May 2, 2025.

East West repurchased approximately 920 thousand shares of common stock during the first quarter of 2025 for $85 million. $244 million of East West’s share repurchase authorization remains available.

Conference Call

East West will host a conference call to discuss first quarter 2025 earnings with the public on Tuesday, April 22, 2025, at 2:00 p.m. PT/5:00 p.m. ET. The public and investment community are invited to listen as management discusses first quarter 2025 results and operating developments.
•The following dial-in information is provided for participation in the conference call: calls within the U.S. or Canada – (877) 506-6399; international calls – (412) 902-6699.
•A presentation to accompany the earnings call, a listen-only live broadcast of the call, and information to access a replay one hour after the call will all be available on the Investor Relations page of the Company’s website at www.eastwestbank.com/investors.

For Investor Inquiries, Contact:

Adrienne Atkinson
Director of Investor Relations
T: (626) 788-7536
E: adrienne.atkinson@eastwestbank.com

About East West

East West provides financial services that help customers reach further and connect to new opportunities. East West Bancorp, Inc. is a public company (Nasdaq: “EWBC”) with total assets of $76.2 billion as of March 31, 2025. The Company’s wholly-owned subsidiary, East West Bank, is the largest independent bank headquartered in Southern California, and operates over 110 locations in the United States and Asia. The Bank’s markets in the United States include California, Georgia, Illinois, Massachusetts, Nevada, New York, Texas, and Washington. For more information on East West, visit www.eastwestbank.com.

Forward-Looking Statements

Certain matters set forth herein (including any exhibits hereto) contain “forward-looking statements” that are intended to be covered by the safe harbor for such statements provided by the Private Securities Litigation Reform Act of 1995. East West Bancorp, Inc. (referred to herein on an unconsolidated basis as “East West” and on a consolidated basis as the “Company,” “we,” “us,” “our” or “EWBC”) may make forward-looking statements in other documents that it files with, or furnishes to, the United States (“U.S.”) Securities and Exchange Commission (“SEC”) and management may make forward-looking statements to analysts, investors, media members and others. Forward-looking statements are those that do not relate to historical facts and that are based on current assumptions, beliefs, estimates, expectations and projections, many of which, by their nature, are inherently uncertain and beyond the Company’s control. Forward-looking statements may relate to various matters, including the Company’s financial condition, results of operations, plans, objectives, future performance, business or industry, and usually can be identified by the use of forward-looking words, such as “anticipates,” “assumes,” “believes,” “can,” “continues,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “likely,” “may,” “might,” “objective,” “plans,” “potential,” “projects,” “remains,” “should,” “target,” “trend,” “will,” “would,” or similar expressions or variations thereof, and the negative thereof, but these terms are not the exclusive means of identifying such statements. You should not place undue reliance on forward-looking statements, as they are subject to known and unknown risks and uncertainties.

Factors that might cause future results to differ materially from historical performance and any forward-looking statements include, but are not limited to: changes in local, regional and global business, economic and political conditions and natural or geopolitical events; the soundness of other financial institutions and the impacts related to or resulting from bank failures and other industry volatility, including potential increased regulatory requirements, FDIC insurance premiums and assessments, and deposit withdrawals; changes in laws or the regulatory environment, including trade, monetary and fiscal policies and laws and current or potential disputes between the U.S. and the People’s Republic of China; changes in the commercial and consumer real estate markets; changes in consumer or commercial spending, savings and borrowing habits, and patterns and behaviors; the Company’s ability to compete effectively against financial institutions and other entities, including as a result of emerging technologies; the success and timing of the Company’s business strategies; the Company’s ability to retain key officers and employees; changes in key variable market interest rates, competition, regulatory requirements and product mix; changes in the Company’s costs of operation, compliance and expansion; disruption, failure in, or breach of, the Company’s operational or security systems or infrastructure, or those of third party vendors with which the Company does business, including as a result of cyber-attacks, and the disclosure or misuse of confidential information; the adequacy of the Company’s risk management framework; future credit quality and performance, including expectations regarding future credit losses and allowance levels; adverse changes to the Company’s credit ratings; legal proceedings, regulatory investigations and their resolution; the Company’s capital requirements and its ability to generate capital internally or raise capital on favorable terms; the impact on the Company’s liquidity due to changes in the Company’s ability to receive dividends from its subsidiaries; any strategic acquisitions or divestitures and the introduction of new or expanded products and services or other events that may directly or indirectly result in a negative impact on the financial performance of the Company and its customers.

For a more detailed discussion of some of the factors that might cause such differences, see the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on February 28, 2025 under the heading Item 1A. Risk Factors. You should treat forward-looking statements as speaking only as of the date they are made and based only on information then actually known to the Company. The Company does not undertake, and specifically disclaims any obligation to update or revise any forward-looking statements to reflect the occurrence of events or circumstances after the date of such statements except as required by law.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET
($ and shares in thousands, except per share data)
(unaudited)
Table 1

				March 31, 2025 % or Basis Point Change
	March 31, 2025	December 31, 2024	March 31, 2024	Qtr-o-Qtr		Yr-o-Yr
Assets
Cash and cash equivalents, and deposits with banks	$3,481,072	$5,298,940	$4,235,394	(34.3)%		(17.8)%
Securities purchased under resale agreements (“resale agreements”)	425,000	425,000	485,000	—		(12.4)
Available-for-sale (“AFS”) debt securities (amortized cost of $12,962,469, $11,505,775 and $9,131,953)	12,384,912	10,846,811	8,400,468	14.2		47.4
Held-to-maturity (“HTM”) debt securities, at amortized cost (fair value of $2,435,292, $2,387,754 and $2,414,478)	2,905,341	2,917,413	2,948,642	(0.4)		(1.5)
Total cash, resale agreements and debt securities	19,196,325	19,488,164	16,069,504	(1.5)		19.5
Loans held-for-sale (“HFS”)	—	—	13,280	—		(100.0)
Loans held-for-investment (“HFI”) (net of allowance for loan losses of $734,856, $702,052 and $670,280)	53,517,878	53,024,585	51,322,224	0.9		4.3
Affordable housing partnership, tax credit and Community Reinvestment Act (“CRA”) investments, net	930,058	926,640	933,187	0.4		(0.3)
Goodwill	465,697	465,697	465,697	—		—
Operating lease right-of-use assets	80,239	81,967	87,535	(2.1)		(8.3)
Other assets	1,974,816	1,989,422	1,984,243	(0.7)		(0.5)
Total assets	$76,165,013	$75,976,475	$70,875,670	0.2%		7.5%

Liabilities and Stockholders’ Equity
Deposits	$63,052,105	$63,175,023	$58,560,624	(0.2)%		7.7%
Short-term borrowings	—	—	19,173	—		(100.0)
Federal Home Loan Bank (“FHLB”) advances	3,500,000	3,500,000	3,500,000	—		—
Securities sold under repurchase agreements (“repurchase agreements”)	270,111	—	—	100.0		100.0
Long-term debt and finance lease liabilities	35,880	35,974	36,428	(0.3)		(1.5)
Operating lease liabilities	87,157	89,263	95,643	(2.4)		(8.9)
Accrued expenses and other liabilities	1,290,295	1,453,161	1,640,570	(11.2)		(21.4)
Total liabilities	68,235,548	68,253,421	63,852,438	0.0		6.9
Stockholders’ equity	7,929,465	7,723,054	7,023,232	2.7		12.9
Total liabilities and stockholders’ equity	$76,165,013	$75,976,475	$70,875,670	0.2%		7.5%

Total cash, resale agreements and debt securities/total assets	25.20%	25.65%	22.67%	(45)	bps	253	bps
Total stockholders’ equity to assets ratio	10.41%	10.17%	9.91%	24		50
Tangible common equity (“TCE”) ratio (1)	9.85%	9.60%	9.31%	25	bps	54	bps
Book value per share	$57.54	$55.79	$50.48	3.1%		14.0%
Tangible book value (1) per share	$54.13	$52.39	$47.09	3.3		14.9
Number of common shares at period-end	137,802	138,437	139,121	(0.5)%		(0.9)%

(1)The TCE ratio and the tangible book value are non-GAAP financial measures. See reconciliation of GAAP to non-GAAP measures in Table 11.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
TOTAL LOANS AND DEPOSITS DETAIL
($ in thousands)
(unaudited)
Table 2

				March 31, 2025 % Change
	March 31, 2025	December 31, 2024	March 31, 2024	Qtr-o-Qtr	Yr-o-Yr
Loans:
Commercial:
Commercial and industrial (“C&I”)	$17,460,744	$17,397,158	$16,350,191	0.4%	6.8%
Commercial real estate (“CRE”):
CRE	14,868,361	14,655,340	14,609,655	1.5	1.8
Multifamily residential	5,007,969	4,953,442	5,010,245	1.1	0.0
Construction and land	653,630	666,162	673,939	(1.9)	(3.0)
Total CRE	20,529,960	20,274,944	20,293,839	1.3	1.2
Consumer:
Residential mortgage:
Single-family residential	14,383,562	14,175,446	13,563,738	1.5	6.0
Home equity lines of credit (“HELOCs”)	1,827,837	1,811,628	1,731,233	0.9	5.6
Total residential mortgage	16,211,399	15,987,074	15,294,971	1.4	6.0
Other consumer	50,631	67,461	53,503	(24.9)	(5.4)
Total loans HFI (1)	54,252,734	53,726,637	51,992,504	1.0	4.3
Loans HFS	—	—	13,280	—	(100.0)
Total loans (1)	54,252,734	53,726,637	52,005,784	1.0	4.3
Allowance for loan losses	(734,856)	(702,052)	(670,280)	4.7	9.6
Net loans (1)	$53,517,878	$53,024,585	$51,335,504	0.9%	4.3%

Deposits by product:
Noninterest-bearing demand	$15,169,775	$15,450,428	$14,798,927	(1.8)%	2.5%
Interest-bearing checking	7,591,847	7,940,692	7,570,427	(4.4)	0.3
Money market	14,885,732	14,816,511	13,585,597	0.5	9.6
Savings	1,740,044	1,751,620	1,834,393	(0.7)	(5.1)
Time deposits	23,664,707	23,215,772	20,771,280	1.9	13.9
Total deposits	$63,052,105	$63,175,023	$58,560,624	(0.2)%	7.7%

Deposits by segment/region:
Consumer and Business Banking - U.S. (2)	$33,023,739	$32,832,926	$30,251,355	0.6%	9.2%
Commercial Banking - U.S. (2)	22,571,582	23,405,769	22,464,774	(3.6)	0.5
International Branches (3)	3,524,223	3,412,262	3,282,218	3.3	7.4
Treasury and Other - U.S. (4)	3,932,561	3,524,066	2,562,277	11.6	53.5
Total deposits	$63,052,105	$63,175,023	$58,560,624	(0.2)%	7.7%

(1)Includes $36 million, $46 million and $63 million of net deferred loan fees and net unamortized premiums as of March 31, 2025, December 31, 2024 and March 31, 2024, respectively.
(2)Excludes deposits presented under International Branches.
(3)Deposits of our Hong Kong branch and China subsidiary, primarily a subset of Commercial Banking segment deposits.
(4)Treasury and Other segment deposits reflect wholesale, public funds, and brokered deposits, primarily managed by the Company’s Treasury department.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF INCOME
($ and shares in thousands, except per share data)
(unaudited)
Table 3

	Three Months Ended			March 31, 2025 % Change
	March 31, 2025	December 31, 2024	March 31, 2024	Qtr-o-Qtr	Yr-o-Yr
Interest and dividend income	$1,031,802	$1,059,266	$1,023,617	(2.6)%	0.8%
Interest expense	431,601	471,640	458,478	(8.5)	(5.9)
Net interest income before provision for credit losses	600,201	587,626	565,139	2.1	6.2
Provision for credit losses	49,000	70,000	25,000	(30.0)	96.0
Net interest income after provision for credit losses	551,201	517,626	540,139	6.5%	2.0%
Noninterest income:
Commercial and consumer deposit-related fees	27,075	26,468	24,948	2.3	8.5
Lending fees	26,230	24,737	22,925	6.0	14.4
Foreign exchange income	15,837	16,643	11,469	(4.8)	38.1
Wealth management fees	13,679	9,829	8,637	39.2	58.4
Customer derivative income	5,539	3,782	3,137	46.5	76.6
Total fee income	88,360	81,459	71,116	8.5	24.2
Derivative mark-to-market and credit valuation adjustments	(1,470)	3,811	613	NM	NM
Net gains on AFS debt securities	131	90	49	45.6	167.3
Other investment income (loss)	2,262	(590)	2,815	NM	(19.6)
Other income	2,819	3,396	3,894	(17.0)	(27.6)
Total noninterest income	92,102	88,166	78,487	4.5%	17.3%
Noninterest expense:
Compensation and employee benefits	146,435	139,870	141,812	4.7%	3.3%
Occupancy and equipment expense	15,689	16,384	15,716	(4.2)	(0.2)
Deposit account expense	9,042	10,923	12,188	(17.2)	(25.8)
Computer and software related expenses	13,314	13,099	11,344	1.6	17.4
Deposit insurance premiums and regulatory assessments (1)	10,385	6,201	19,649	67.5	(47.1)
Other operating expense	41,541	44,108	32,458	(5.8)	28.0
Total operating noninterest expense	236,406	230,585	233,167	2.5	1.4
Amortization of tax credit and CRA investments (2)	15,742	19,383	13,207	(18.8)	19.2
Total noninterest expense	252,148	249,968	246,374	0.9	2.3
Income before income taxes	391,155	355,824	372,252	9.9	5.1
Income tax expense	100,885	62,709	87,177	60.9	15.7
Net income	$290,270	$293,115	$285,075	(1.0)%	1.8%

Earnings per share (“EPS”)
- Basic	$2.10	$2.11	$2.04	(0.7)%	2.7%
- Diluted	$2.08	$2.10	$2.03	(0.5)	2.5
Weighted-average number of shares outstanding
- Basic	138,201	138,604	139,409	(0.3)%	(0.9)%
- Diluted	139,291	139,883	140,261	(0.4)	(0.7)

NM - Not meaningful.
(1)Includes $833 thousand and $10 million of FDIC special assessment charges for the three months ended March 31, 2025 and 2024, respectively. Includes $3 million of FDIC special assessment reversal for the three months ended December 31, 2024.
(2)Includes $343 thousand of DC Solar recoveries for the three months ended December 31, 2024.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
SELECTED AVERAGE BALANCES
($ in thousands)
(unaudited)
Table 4

	Three Months Ended			March 31, 2025 % Change
	March 31, 2025	December 31, 2024	March 31, 2024	Qtr-o-Qtr	Yr-o-Yr
Loans:
Commercial:
C&I	$16,865,399	$17,010,327	$16,251,622	(0.9)%	3.8%
CRE:
CRE	14,731,881	14,580,509	14,725,440	1.0	0.0
Multifamily residential	4,965,448	5,046,676	5,033,143	(1.6)	(1.3)
Construction and land	675,686	680,374	655,001	(0.7)	3.2
Total CRE	20,373,015	20,307,559	20,413,584	0.3	(0.2)
Consumer:
Residential mortgage:
Single-family residential	14,238,697	14,048,515	13,477,057	1.4	5.7
HELOCs	1,811,022	1,775,587	1,725,288	2.0	5.0
Total residential mortgage	16,049,719	15,824,102	15,202,345	1.4	5.6
Other consumer	49,578	59,273	57,289	(16.4)	(13.5)
Total loans (1)	$53,337,711	$53,201,261	$51,924,840	0.3%	2.7%

Interest-earning assets	$72,690,586	$72,150,099	$68,122,045	0.7%	6.7%
Total assets	$75,624,952	$75,121,440	$71,678,396	0.7%	5.5%

Deposits:
Noninterest-bearing demand	$15,104,028	$14,973,805	$14,954,953	0.9%	1.0%
Interest-bearing checking	7,749,665	7,998,098	7,695,429	(3.1)	0.7
Money market	14,833,615	14,313,494	13,636,210	3.6	8.8
Savings	1,752,946	1,731,414	1,809,568	1.2	(3.1)
Time deposits	23,197,328	22,931,856	19,346,243	1.2	19.9
Total deposits	$62,637,582	$61,948,667	$57,442,403	1.1%	9.0%

(1)Includes loans HFS.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
QUARTER-TO-DATE AVERAGE BALANCES, YIELDS AND RATES
($ in thousands)
(unaudited)
Table 5

	Three Months Ended
	March 31, 2025			December 31, 2024
	Average Balance	Interest	Average Yield/Rate (1)	Average Balance	Interest	Average Yield/Rate (1)
Assets
Interest-earning assets:
Interest-bearing cash and deposits with banks	$4,087,664	$39,137	3.88%	$4,585,135	$47,946	4.16%
Resale agreements	425,000	1,610	1.54%	425,000	1,591	1.49%
Debt securities:
AFS	11,766,446	135,519	4.67%	10,852,569	125,628	4.61%
HTM	2,908,402	12,265	1.71%	2,921,096	12,330	1.68%
Total debt securities	14,674,848	147,784	4.08%	13,773,665	137,958	3.98%
Loans:
C&I	16,865,399	293,414	7.06%	17,010,327	317,374	7.42%
CRE	20,373,015	311,386	6.20%	20,307,559	317,526	6.22%
Residential mortgage	16,049,719	234,891	5.94%	15,824,102	233,147	5.86%
Other consumer	49,578	721	5.90%	59,273	749	5.03%
Total loans (2)	53,337,711	840,412	6.39%	53,201,261	868,796	6.50%
FHLB and FRB stock	165,363	2,859	7.01%	165,038	2,975	7.17%
Total interest-earning assets	$72,690,586	$1,031,802	5.76%	$72,150,099	$1,059,266	5.84%

Noninterest-earning assets:
Cash and due from banks	373,827			381,012
Allowance for loan losses	(716,255)			(707,689)
Other assets	3,276,794			3,298,018
Total assets	$75,624,952			$75,121,440

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Checking deposits	$7,749,665	$47,911	2.51%	$7,998,098	$56,640	2.82%
Money market deposits	14,833,615	116,018	3.17%	14,313,494	119,420	3.32%
Savings deposits	1,752,946	3,447	0.80%	1,731,414	3,829	0.88%
Time deposits	23,197,328	224,605	3.93%	22,931,856	248,533	4.31%
Total interest-bearing deposits	47,533,554	391,981	3.34%	46,974,862	428,422	3.63%
Short-term borrowings and federal funds purchased	428	6	5.69%	783	9	4.57%
FHLB advances	3,500,001	38,866	4.50%	3,500,001	42,429	4.82%
Repurchase agreements	6,684	77	4.67%	4,337	55	5.05%
Long-term debt and finance lease liabilities	35,919	671	7.58%	36,123	725	7.98%
Total interest-bearing liabilities	$51,076,586	$431,601	3.43%	$50,516,106	$471,640	3.71%

Noninterest-bearing liabilities and stockholders’ equity:
Demand deposits	15,104,028			14,973,805
Accrued expenses and other liabilities	1,575,264			1,900,205
Stockholders’ equity	7,869,074			7,731,324
Total liabilities and stockholders’ equity	$75,624,952			$75,121,440

Total deposits	$62,637,582	$391,981	2.54%	$61,948,667	$428,422	2.75%

Interest rate spread			2.33%			2.13%
Net interest income and net interest margin		$600,201	3.35%		$587,626	3.24%

(1)Annualized.
(2)Includes loans HFS.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
QUARTER-TO-DATE AVERAGE BALANCES, YIELDS AND RATES
($ in thousands)
(unaudited)
Table 6

	Three Months Ended
	March 31, 2025			March 31, 2024
	Average Balance	Interest	Average Yield/Rate (1)	Average Balance	Interest	Average Yield/Rate (1)
Assets
Interest-earning assets:
Interest-bearing cash and deposits with banks	$4,087,664	$39,137	3.88%	$5,861,517	$74,382	5.10%
Resale agreements	425,000	1,610	1.54%	725,659	6,115	3.39%
Debt securities:
AFS	11,766,446	135,519	4.67%	6,566,368	62,858	3.85%
HTM	2,908,402	12,265	1.71%	2,950,686	12,534	1.71%
Total debt securities	14,674,848	147,784	4.08%	9,517,054	75,392	3.19%
Loans:
C&I	16,865,399	293,414	7.06%	16,251,622	325,810	8.06%
CRE	20,373,015	311,386	6.20%	20,413,584	324,087	6.39%
Residential mortgage	16,049,719	234,891	5.94%	15,202,345	215,674	5.71%
Other consumer	49,578	721	5.90%	57,289	818	5.74%
Total loans (2)	53,337,711	840,412	6.39%	51,924,840	866,389	6.71%
FHLB and FRB stock	165,363	2,859	7.01%	92,975	1,339	5.79%
Total interest-earning assets	$72,690,586	$1,031,802	5.76%	$68,122,045	$1,023,617	6.04%

Noninterest-earning assets:
Cash and due from banks	373,827			445,767
Allowance for loan losses	(716,255)			(679,116)
Other assets	3,276,794			3,789,700
Total assets	$75,624,952			$71,678,396

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Checking deposits	$7,749,665	$47,911	2.51%	$7,695,429	$53,821	2.81%
Money market deposits	14,833,615	116,018	3.17%	13,636,210	134,661	3.97%
Savings deposits	1,752,946	3,447	0.80%	1,809,568	4,120	0.92%
Time deposits	23,197,328	224,605	3.93%	19,346,243	213,597	4.44%
Total interest-bearing deposits	47,533,554	391,981	3.34%	42,487,450	406,199	3.85%
BTFP, short-term borrowings and federal funds purchased	428	6	5.69%	3,864,525	42,106	4.38%
FHLB advances	3,500,001	38,866	4.50%	554,946	7,739	5.61%
Repurchase agreements	6,684	77	4.67%	2,549	35	5.52%
Long-term debt and finance lease liabilities	35,919	671	7.58%	125,818	2,399	7.67%
Total interest-bearing liabilities	$51,076,586	$431,601	3.43%	$47,035,288	$458,478	3.92%

Noninterest-bearing liabilities and stockholders’ equity:
Demand deposits	15,104,028			14,954,953
Accrued expenses and other liabilities	1,575,264			2,695,597
Stockholders’ equity	7,869,074			6,992,558
Total liabilities and stockholders’ equity	$75,624,952			$71,678,396

Total deposits	$62,637,582	$391,981	2.54%	$57,442,403	$406,199	2.84%

Interest rate spread			2.33%			2.12%
Net interest income and net interest margin		$600,201	3.35%		$565,139	3.34%

(1)Annualized.
(2)Includes loans HFS.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
SELECTED RATIOS
(unaudited)
Table 7

	Three Months Ended (1)			March 31, 2025 Basis Point Change
	March 31, 2025	December 31, 2024	March 31, 2024	Qtr-o-Qtr		Yr-o-Yr
Return on average assets	1.56%	1.55%	1.60%	1	bps	(4)	bps
Return on average common equity	14.96%	15.08%	16.40%	(12)		(144)
Return on average TCE (2)	15.92%	16.07%	17.60%	(15)		(168)
Interest rate spread	2.33%	2.13%	2.12%	20		21
Net interest margin	3.35%	3.24%	3.34%	11		1
Average loan yield	6.39%	6.50%	6.71%	(11)		(32)
Yield on average interest-earning assets	5.76%	5.84%	6.04%	(8)		(28)
Average cost of interest-bearing deposits	3.34%	3.63%	3.85%	(29)		(51)
Average cost of deposits	2.54%	2.75%	2.84%	(21)		(30)
Average cost of funds	2.64%	2.87%	2.97%	(23)		(33)
Operating noninterest expense/average assets	1.27%	1.22%	1.31%	5		(4)
Efficiency ratio	36.42%	36.99%	38.28%	(57)		(186)
Efficiency ratio (fully taxable equivalent) (“FTE”) (3)	36.36%	36.92%	38.19%	(56)		(183)
Effective tax rate	25.79%	17.62%	23.42%	817	bps	237	bps

				March 31, 2025 Basis Point Change
	March 31, 2025	December 31, 2024	March 31, 2024	Qtr-o-Qtr		Yr-o-Yr
Loan-to-deposit ratio	86.04%	85.04%	88.81%	100		(277)

(1)Annualized except for efficiency ratio and effective tax rate.
(2)Return on average TCE is a non-GAAP financial measure. See reconciliation of GAAP to non-GAAP financial measures in Table 11.
(3)Efficiency ratio (FTE) is a non-GAAP financial measure. See reconciliation of GAAP to non-GAAP financial measures in Table 10.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
ALLOWANCE FOR LOAN LOSSES & OFF-BALANCE SHEET CREDIT EXPOSURES
($ in thousands)
(unaudited)
Table 8

		Three Months Ended March 31, 2025
		Commercial				Consumer
			CRE			Residential Mortgage
($ in thousands)		C&I	CRE	Multifamily Residential	Construction and Land	Single-Family Residential	HELOCs	Other Consumer	Total
Allowance for loan losses, December 31, 2024		$384,319	$218,677	$32,117	$17,497	$44,816	$3,132	$1,494	$702,052
Provision for (reversal of) credit losses on loans	(a)	36,370	8,105	201	(305)	2,072	1,739	(120)	48,062
Gross charge-offs		(988)	(13,937)	(4)	(1,996)	(9)	—	(49)	(16,983)
Gross recoveries		1,564	54	10	3	50	8	13	1,702
Total net recoveries (charge-offs)		576	(13,883)	6	(1,993)	41	8	(36)	(15,281)
Foreign currency translation adjustment		23	—	—	—	—	—	—	23
Allowance for loan losses, March 31, 2025		$421,288	$212,899	$32,324	$15,199	$46,929	$4,879	$1,338	$734,856

		Three Months Ended December 31, 2024
		Commercial				Consumer
			CRE			Residential Mortgage
($ in thousands)		C&I	CRE	Multifamily Residential	Construction and Land	Single-Family Residential	HELOCs	Other Consumer	Total
Allowance for loan losses, September 30, 2024		$378,315	$221,244	$31,782	$12,208	$48,231	$3,210	$1,495	$696,485
Provision for (reversal of) credit losses on loans	(a)	66,318	(2,634)	149	5,286	(3,416)	(81)	3,921	69,543
Gross charge-offs		(62,021)	(1)	(4)	—	—	(5)	(3,922)	(65,953)
Gross recoveries		2,140	68	190	3	1	8	—	2,410
Total net (charge-offs) recoveries		(59,881)	67	186	3	1	3	(3,922)	(63,543)
Foreign currency translation adjustment		(433)	—	—	—	—	—	—	(433)
Allowance for loan losses, December 31, 2024		$384,319	$218,677	$32,117	$17,497	$44,816	$3,132	$1,494	$702,052

		Three Months Ended March 31, 2024
		Commercial				Consumer
			CRE			Residential Mortgage
($ in thousands)		C&I	CRE	Multifamily Residential	Construction and Land	Single-Family Residential	HELOCs	Other Consumer	Total
Allowance for loan losses, December 31, 2023		$392,685	$170,592	$34,375	$10,469	$55,018	$3,947	$1,657	$668,743
Provision for (reversal of) credit losses on loans	(a)	275	19,132	3,032	1,381	899	(432)	(132)	24,155
Gross charge-offs		(20,998)	(2,398)	(6)	(1,224)	—	—	(58)	(24,684)
Gross recoveries		1,710	134	17	193	5	48	—	2,107
Total net (charge-offs) recoveries		(19,288)	(2,264)	11	(1,031)	5	48	(58)	(22,577)
Foreign currency translation adjustment		(41)	—	—	—	—	—	—	(41)
Allowance for loan losses, March 31, 2024		$373,631	$187,460	$37,418	$10,819	$55,922	$3,563	$1,467	$670,280

EAST WEST BANCORP, INC. AND SUBSIDIARIES
ALLOWANCE FOR LOAN LOSSES & OFF-BALANCE-SHEET CREDIT EXPOSURES
($ in thousands)
(unaudited)
Table 8 (continued)

		Three Months Ended
		March 31, 2025	December 31, 2024	March 31, 2024
Unfunded Credit Facilities
Allowance for unfunded credit commitments, beginning of period (1)		$39,526	$39,062	$37,699
Provision for credit losses on unfunded credit commitments	(b)	938	457	845
Foreign currency translation adjustment		—	7	—
Allowance for unfunded credit commitments, end of period (1)		$40,464	$39,526	$38,544

Provision for credit losses	(a)+(b)	$49,000	$70,000	$25,000

(1)Included in Accrued expenses and other liabilities on the Condensed Consolidated Balance Sheet.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
CRITICIZED LOANS, NONPERFORMING ASSETS, CREDIT QUALITY RATIOS AND
COMPOSITION OF ALLOWANCE BY PORTFOLIO
($ in thousands)
(unaudited)
Table 9

Criticized Loans	March 31, 2025	December 31, 2024	March 31, 2024
Special mention loans	$494,444	$447,290	$543,573
Classified loans	750,570	725,863	651,485
Total criticized loans (1)	$1,245,014	$1,173,153	$1,195,058

(1)Excludes loans HFS.

Nonperforming Assets	March 31, 2025	December 31, 2024	March 31, 2024
Nonaccrual loans:
Commercial:
C&I	$75,579	$86,165	$48,962
Total CRE	10,108	18,318	51,888
Consumer:
Total residential mortgage	67,416	54,469	47,167
Other consumer	97	66	162
Total nonaccrual loans	153,200	159,018	148,179
Other real estate owned, net	29,003	35,077	16,692
Total nonperforming assets	$182,203	$194,095	$164,871

Credit Quality Ratios	March 31, 2025	December 31, 2024	March 31, 2024
Annualized quarterly net charge-offs to average loans HFI	0.12%	0.48%	0.17%
Special mention loans to loans HFI	0.91%	0.83%	1.05%
Classified loans to loans HFI	1.38%	1.35%	1.25%
Criticized loans to loans HFI	2.29%	2.18%	2.30%
Nonperforming assets to total assets	0.24%	0.26%	0.23%
Nonaccrual loans to loans HFI	0.28%	0.30%	0.29%
Allowance for loan losses to loans HFI	1.35%	1.31%	1.29%

Composition of Allowance (“ALLL”) by Portfolio	March 31, 2025		December 31, 2024		March 31, 2024
Loan Category	ALLL	ALLL/ Loans HFI	ALLL	ALLL/ Loans HFI	ALLL	ALLL/ Loans HFI
C&I	$421,288	2.41%	$384,319	2.21%	$373,631	2.29%
Total CRE	260,422	1.27	268,291	1.32	235,697	1.16
Multifamily	32,324	0.65	32,117	0.65	37,418	0.75
Office	62,265	2.90	68,015	3.20	61,271	2.73
All other CRE	165,833	1.24	168,159	1.27	137,008	1.05
Residential mortgage & consumer	53,146	0.33	49,442	0.31	60,952	0.40
Total loans	$734,856	1.35%	$702,052	1.31%	$670,280	1.29%

EAST WEST BANCORP, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
($ in thousands)
(unaudited)
Table 10
The Company uses certain non-GAAP financial measures to provide supplemental information regarding the Company’s performance. Non-GAAP measures used consist of FTE net interest income and total revenue. The FTE adjustment relates to tax exempt interest on certain investment securities and loans. Efficiency ratio represents noninterest expenses divided by total revenue (FTE). Pre-tax, pre-provision income represents total revenue (FTE) less noninterest expense.

		Three Months Ended
		March 31, 2025	December 31, 2024	March 31, 2024
Net interest income before provision for credit losses	(a)	$600,201	$587,626	$565,139
FTE adjustment	(b)	1,146	1,276	1,576
FTE net interest income before provision for credit losses	(c)=(a)+(b)	601,347	588,902	566,715
Total noninterest income	(d)	92,102	88,166	78,487
Total revenue	(e)=(a)+(d)	692,303	675,792	643,626
Total revenue (FTE)	(f)=(c)+(d)	$693,449	$677,068	$645,202
Total noninterest expense	(g)	$252,148	$249,968	$246,374
Efficiency ratio	(g)/(e)	36.42%	36.99%	38.28%
Efficiency ratio (FTE)	(g)/(f)	36.36%	36.92%	38.19%
Pre-tax, pre-provision income	(f)-(g)	$441,301	$427,100	$398,828

Adjusted net income represents net income adjusted for the tax-effected adjustments below. Adjusted diluted EPS represents diluted EPS adjusted for the tax-effected adjustments below. Management believes that the measures and ratios presented below provide clarity to financial statement users regarding the ongoing performance of the Company and allow comparability to prior periods.
▪During the first quarters of 2025 and 2024, the Company recorded $833 thousand and $10 million, respectively, of pre-tax FDIC special assessment charges. The Company recorded a $3 million FDIC special assessment reversal during the fourth quarter of 2024. Pre-tax FDIC special assessment charges/reversals are included in Deposit insurance premiums and regulatory assessments on the Condensed Consolidated Statement of Income.
▪During the fourth quarter of 2024, the Company recorded $343 thousand in pre-tax DC Solar recoveries (included in Amortization of Tax Credit and CRA Investments on the Condensed Consolidated Statement of Income) related to the Company’s investment in DC Solar.

	Three Months Ended
	March 31, 2025	December 31, 2024	March 31, 2024
Net income	$290,270	$293,115	$285,075
Less/Add: FDIC special assessment charge (reversal)	833	(3,385)	10,305
Less: DC Solar recovery	—	(343)	—
Tax effect of adjustments (1)	(248)	1,109	(3,046)
Adjusted net income	$290,855	$290,496	$292,334
Diluted weighted-average number of shares outstanding	139,291	139,883	140,261
Diluted EPS	$2.08	$2.10	$2.03
Less/Add: FDIC special assessment charge (reversal)	0.01	(0.03)	0.07
Less: DC Solar recovery	—	—	—
Tax effect of adjustments (1)	—	0.01	(0.02)
Adjusted diluted EPS	$2.09	$2.08	$2.08

(1)Applied statutory tax rate of 29.73% for the three months ended March 31, 2025 and December 31, 2024. Applied statutory tax rate of 29.56% for the three months ended March 31, 2024.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
($ in thousands)
(unaudited)
Table 11

The Company uses certain non-GAAP financial measures to provide supplemental information regarding the Company’s performance. Tangible book value, tangible book value per share and TCE ratio are non-GAAP financial measures. Tangible book value and tangible assets represent stockholders’ equity and total assets, respectively, which have been reduced by goodwill and other intangible assets. Given that the use of such measures and ratios is more prevalent in the banking industry, and are used by banking regulators and analysts, the Company has included them below for discussion.

		March 31, 2025	December 31, 2024	March 31, 2024
Common Stock		170	170	170
Additional paid-in capital		2,043,898	2,030,712	1,993,806
Retained earnings		7,517,711	7,311,542	6,662,919
Treasury stock		(1,137,299)	(1,034,110)	(970,930)
Accumulated other comprehensive income:
AFS debt securities net unrealized losses		(482,175)	(542,152)	(601,511)
Cash flow hedges net unrealized (losses) gains		10,493	(20,787)	(43,705)
Foreign currency translation adjustments		(23,333)	(22,321)	(17,517)
Total accumulated other comprehensive loss		(495,015)	(585,260)	(662,733)
Stockholders’ equity	(a)	$7,929,465	$7,723,054	$7,023,232
Less: Goodwill		(465,697)	(465,697)	(465,697)
Mortgage servicing assets		(4,940)	(5,234)	(6,234)
Tangible book value	(b)	$7,458,828	$7,252,123	$6,551,301

Number of common shares at period-end	(c)	137,802	138,437	139,121
Book value per share	(a)/(c)	$57.54	$55.79	$50.48
Tangible book value per share	(b)/(c)	$54.13	$52.39	$47.09

Total assets	(d)	$76,165,013	$75,976,475	$70,875,670
Less: Goodwill		(465,697)	(465,697)	(465,697)
Mortgage servicing assets		(4,940)	(5,234)	(6,234)
Tangible assets	(e)	$75,694,376	$75,505,544	$70,403,739
Total stockholders’ equity to assets ratio	(a)/(d)	10.41%	10.17%	9.91%
TCE ratio	(b)/(e)	9.85%	9.60%	9.31%

Return on average TCE represents tangible net income divided by average tangible book value. Tangible net income excludes the after-tax impacts of the amortization of core deposit intangibles and mortgage servicing assets. Given that the use of such measures and ratios is more prevalent in the banking industry, and are used by banking regulators and analysts, the Company has included them below for discussion.

		Three Months Ended
		March 31, 2025	December 31, 2024	March 31, 2024
Net income	(f)	$290,270	$293,115	$285,075
Add: Amortization of mortgage servicing assets		293	334	308
Tax effect of amortization adjustments (1)		(87)	(99)	(91)
Tangible net income	(g)	$290,476	$293,350	$285,292

Average stockholders’ equity	(h)	$7,869,074	$7,731,324	$6,992,558
Less: Average goodwill		(465,697)	(465,697)	(465,697)
Average mortgage servicing assets		(5,120)	(5,445)	(6,473)
Average tangible book value	(i)	$7,398,257	$7,260,182	$6,520,388
Return on average common equity (2)	(f)/(h)	14.96%	15.08%	16.40%
Return on average TCE (2)	(g)/(i)	15.92%	16.07%	17.60%

(1)Applied statutory tax rate of 29.73% for the three months ended March 31, 2025 and December 31, 2024. Applied statutory tax rate of 29.56% for the three months ended March 31, 2024.
(2)Annualized.